Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2021 AND PROVIDES BUSINESS UPDATE

Second quarter-to-date through April 27th comparable sales at

The Cheesecake Factory restaurants increased over 2019 levels

CALABASAS HILLS, Calif., – April 28, 2021 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2021, which ended on March 30, 2021.

Total revenues were $627.4 million in the first quarter of fiscal 2021 compared to $615.1 million in the first quarter of fiscal 2020. Net loss available to common stockholders and diluted net loss per common share were $1.2 million and $0.03, respectively, in the first quarter of fiscal 2021.

During the first quarter of fiscal 2021, the Company recorded COVID-19 related charges of $4.9 million, for costs such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment. Excluding the after-tax impact of these and certain other items, and reflecting the potential impact of the conversion of the Company’s convertible preferred stock into common stock, adjusted net income and adjusted net income per share for the first quarter of fiscal 2021 were $10.8 million and $0.20, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 2.8% year-over-year in the first quarter of fiscal 2021. Relative to the first quarter of fiscal 2019, comparable restaurant sales at The Cheesecake Factory restaurants declined 10.4%.

Fiscal 2021 second quarter-to-date through April 27th comparable sales for The Cheesecake Factory restaurants increased approximately 220% year-over-year and 7% relative to the same period in fiscal 2019, supported by approximately one-third off-premise sales mix and reflecting eased COVID-19 restrictions, as well as strong consumer spending trends.

As of today, nearly all of the Company’s restaurants across its concepts, including 206 Cheesecake Factory locations, are operating with reopened indoor dining rooms with limited capacity in accordance with local mandates and social distancing protocols. On average, Cheesecake Factory restaurants with reopened dining rooms are operating at approximately 60% indoor capacity. One Cheesecake Factory location is operating an off-premise only model and two locations across the Company’s concepts are currently closed with plans to reopen by the end of the second quarter.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“We saw a significant increase in sales at The Cheesecake Factory restaurants and across our portfolio in March as COVID-19 dining restrictions eased and consumer spending generally increased,” said David Overton, Chairman and Chief Executive Officer. “In addition to these positive macro trends, we believe our performance also demonstrates the power of The Cheesecake Factory brand as we saw meaningful pent-up demand to dine at our restaurants, while we also continued to drive strong off-premise sales volumes. Our operators did a tremendous job managing the sales levels - delivering delicious, memorable experiences for our guests and also exceeding our expectations across our key performance indicators, including operating margins.”

Overton continued, “We are honored to be recognized as one of the ‘100 Best Companies to Work For®’ by FORTUNE magazine for the eighth consecutive year, continuing to underscore our position as an employer of choice. This accolade is even more meaningful in the context of the challenges we faced during 2020 and the unique labor environment the restaurant industry is currently experiencing. We believe we have one of the best teams in the industry, which we expect to continue to differentiate us in the COVID-19 operating environment and as we emerge from the pandemic.”

Development

During the first quarter of fiscal 2021, The Cheesecake Factory opened in Washington, D.C., North Italia opened in Birmingham, Alabama and Blanco opened in Nashville. Subsequent to quarter-end, North Italia opened in Miami and one Cheesecake Factory restaurant opened internationally in Shanghai under a licensing agreement.

Balance Sheet & Cash Flow

During the first quarter, the Company generated $21.6 million in cash flow from operating activities.

As of March 30, 2021, the Company had total available liquidity of approximately $278 million, including a cash balance of approximately $181.3 million and availability on its revolving credit facility of $96.6 million. Total debt outstanding was $280.0 million.

As previously announced, a $5.1 million cash dividend for the first quarter of fiscal 2021 was paid on March 31, 2021 to holders of the Company’s convertible preferred stock.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2021 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through May 28, 2021.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 298 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 28 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2021, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the eighth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2021 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding second quarter to-date comparable restaurant sales, continued strength in off-premise sales, the power of The Cheesecake Factory brand, the Company’s position as an employer of choice and the strength of the Company’s team, which the Company expects to continue to differentiate it in the COVID-19 operating environment and as the Company emerges from the pandemic. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of the COVID-19 pandemic and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, the Fox Restaurant Concepts, and other concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise in connection with a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of the resumption of the Company’s new unit development; compliance with debt covenants; strategic capital allocation decisions including any share repurchases or dividends; the ability to achieve projected financial results; economic and political conditions that impact consumer confidence and spending; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
Consolidated Statements of Income	March 30, 2021		March 31, 2020
	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$627,417	100.0%	$615,106	100.0%
Costs and expenses:
Cost of sales	135,875	21.7%	140,905	22.9%
Labor expenses	229,732	36.6%	236,982	38.6%
Other operating costs and expenses	181,533	28.9%	167,970	27.3%
General and administrative expenses	44,427	7.1%	43,960	7.1%
Depreciation and amortization expenses	22,006	3.5%	23,562	3.8%
Impairment of assets and lease termination expenses	594	0.1%	191,896	31.2%
Acquisition-related costs	-	0.0%	1,236	0.2%
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	550	0.1%	(4,466)	(0.7)%
Preopening costs	3,856	0.6%	3,119	0.5%
Total costs and expenses	618,573	98.6%	805,164	130.9%
Income/(loss) from operations	8,844	1.4%	(190,058)	(30.9)%
Interest and other expense, net	(2,694)	(0.4)%	(1,518)	(0.2)%
Income/(loss) before income taxes	6,150	1.0%	(191,576)	(31.1)%
Income tax provision/(benefit)	2,282	0.4%	(55,413)	(9.0)%
Net income/(loss)	3,868	0.6%	(136,163)	(22.1)%
Dividends on Series A preferred stock	(5,070)	(0.8)%	-	0.0%
Net loss available to common stockholders	$(1,202)	(0.2)%	$(136,163)	(22.1)%

Basic net loss per common share	$(0.03)		$(3.11)
Basic weighted average shares outstanding	44,189		43,773

Diluted net loss per common share	$(0.03)		$(3.11)
Diluted weighted average shares outstanding	44,189		43,773

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended
Selected Segment Information	March 30, 2021	March 31, 2020
Revenues:
The Cheesecake Factory restaurants	$499,389	$488,471
North Italia	32,823	30,512
Other FRC	36,194	35,583
Other	59,011	60,540
Total	$627,417	$615,106

Income/(loss) from operations:
The Cheesecake Factory restaurants	$44,481	$39,324
North Italia	332	(72,086)
Other FRC	3,880	(69,964)
Other	(39,849)	(87,332)
Total	$8,844	$(190,058)

Preopening costs:
The Cheesecake Factory restaurants	$2,063	$1,414
North Italia	1,217	953
Other FRC	463	(159)
Other	113	911
Total	$3,856	$3,119

Impairment of assets and lease termination expenses:
The Cheesecake Factory restaurants	$-	$616
North Italia	-	71,524
Other FRC	-	72,939
Other	594	46,817
Total	$594	$191,896

Depreciation and amortization expenses:
The Cheesecake Factory restaurants	$16,320	$17,277
North Italia	844	965
Other FRC	1,177	1,201
Other	3,665	4,119
Total	$22,006	$23,562

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended
	March 30, 2021	March 31, 2020
The Cheesecake Factory restaurants operating information:
Comparable restaurant sales vs. prior year	2.8%	(12.9)%
Comparable restaurant sales vs. 2019	(10.4)%
Restaurants opened during period	1	-
Restaurants open at period-end	207	206
Restaurant operating weeks	2,678	2,674

North Italia operating information:
Comparable restaurant sales vs. prior year	5%	(12)%
Comparable restaurant sales vs. 2019	(5)%
Restaurants opened during period	1	1
Restaurants open at period-end	24	23
Restaurant operating weeks	303	290

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	1	-
Restaurants open at period-end	28	25
Restaurant operating weeks	342	313

Other operating information:(2)
Restaurants opened during period	-	1
Restaurants open at period-end	38	40
Restaurant operating weeks	477	492

Number of company-owned restaurants:
The Cheesecake Factory	207
North Italia	24
Other FRC	28
Other	38
Total	297

Number of international-licensed restaurants:
The Cheesecake Factory	27

(1)  The Other FRC segment includes all FRC brands except Flower Child.

(2)  The Other segment includes the Flower Child, Grand Lux Cafe, RockSugar Southeast Asian Kitchen and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	March 30, 2021	December 29, 2020
Cash and cash equivalents	$181,345	$154,085
Long-term debt	280,000	280,000

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net loss and diluted net loss per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the potential impact of the conversion of the Company’s convertible preferred stock into common stock, the Company excludes the preferred dividend and assumes all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended
	March 30, 2021	March 31, 2020
Net loss available to common stockholders (GAAP)	$(1,202)	$(136,163)
Dividends on Series A preferred stock	5,070	-
COVID-19 related costs(1)	4,917	3,290
Impairment of assets and lease termination expenses(2)	594	191,896
Acquisition-related costs(3)	-	1,236
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)(4)	550	(4,466)
Uncertain tax position related to tenant improvement allowances(5)	2,471	-
Tax effect of adjustments(6)	(1,576)	(49,908)
Adjusted net income (non-GAAP)	$10,824	$5,885

Diluted net loss per common share (GAAP)	$(0.03)	$(3.11)
Dividends on Series A preferred stock	0.09	-
Assumed impact of potential conversion of Series A preferred stock into common stock(7)	0.00	-
COVID-19 related costs	0.09	0.07
Impairment of assets and lease termination expenses	0.01	4.38
Acquisition-related costs	-	0.03
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)	0.01	(0.10)
Uncertain tax position related to tenant improvement allowances	0.05	-
Tax effect of adjustments	(0.03)	(1.14)
Adjusted net income per share (non-GAAP)(8)	$0.20	$0.13

(1) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment. For the thirteen weeks ended March 30, 2021, the Company recorded $4.9 million for these costs with approximately $4.6 million reflected in other operating expenses and $0.3 million in labor expenses. For the thirteen weeks ended March 31, 2020, the Company recorded $3.3 million for these costs with approximately $2.3 million reflected in labor expenses and $1.0 million in other operating expenses.

(2) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen weeks ended March 30, 2021 and March 31, 2020 can be found in the Selected Segment Information table.

(3) Represents costs incurred to effect and integrate the North and FRC acquisition.

(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(5) Reserve for uncertain tax position related to tenant improvement allowances. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on its technical merits, taking into account available administrative remedies and litigation.

(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2021 and 2020 periods.

(7) Represents the impact of assuming the conversion of Series A  preferred stock into common stock (9,598,559 shares for the thirteen weeks ended March 30, 2021), resulting in an assumption of 53,787,314 weighted-average common shares outstanding for the thirteen weeks ended March 30, 2021.

(8) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100